UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

BRITTON & KOONTZ CAPITAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BRITTON & KOONTZ CAPITAL CORPORATION

500 Main Street

Natchez, Mississippi 39120

March 17, 2006

Dear Fellow Shareholder:

On behalf of the Board of Directors, we cordially invite you to attend the 2006 Annual Meeting of Shareholders of Britton & Koontz Capital Corporation. The Annual Meeting will be held beginning at 3:30 p.m., local time, on Tuesday, April 25, 2006, in the lobby of the main office of Britton & Koontz Bank, N.A., 500 Main Street, Natchez, Mississippi. The formal notice of the Annual Meeting appears on the next page.

Enclosed is our proxy statement for the 2006 Annual Meeting, in which (i) we seek your support for the election as directors of those nominees named in the enclosed proxy statement, for an amendment to the company’s Restated Articles of Association to eliminate cumulative voting rights in the election of directors and for any adjournment of the annual meeting, if necessary in the judgment of the Board, for the purpose of soliciting additional proxies in favor of the foregoing proposals or against the shareholder proposal, and (ii) we urge you to vote against a shareholder proposal. This proxy statement and the accompanying proxy card are first being distributed to our shareholders on or about March 17, 2006. Our annual report to shareholders for the fiscal year ended December 31, 2005, accompanies this proxy statement.

We urge you to review the proxy statement carefully. Regardless of the number of shares you own, it is important that your shares be represented and voted at the meeting. Please take a moment now to sign, date and mail the enclosed proxy card in the postage prepaid envelope. Your Board of Directors recommends a vote “FOR” the election as directors of those nominees selected by our Board of Directors and named in the enclosed proxy statement, a vote “FOR” the amendment to our Restated Articles of Association to eliminate cumulative voting rights in the election of directors, a vote “AGAINST” the shareholder proposal set forth in the proxy statement, and a vote “FOR” any adjournment of the annual meeting to another time or place, if necessary in the judgment of the Board, for the purpose of soliciting additional proxies in favor of the Board’s proposals or against the shareholder proposal.

We are gratified by our shareholders’ continued interest in Britton & Koontz, and are pleased that in the past so many of you have voted your shares. We look forward to seeing you at the Annual Meeting.

W. Page Ogden Chairman of the Board President, Chief Executive Officer	Robert R. Punches Vice Chairman of the Board

BRITTON & KOONTZ CAPITAL CORPORATION

500 Main Street

Natchez, Mississippi 39120

Notice of Annual Meeting of Shareholders

to be held on Tuesday, April 25, 2006

Notice is hereby given that the Annual Meeting of Shareholders of Britton & Koontz Capital Corporation will be held beginning at 3:30 p.m., local time, on Tuesday, April 25, 2006, in the lobby of the main office of Britton & Koontz Bank, N.A., 500 Main Street, Natchez, Mississippi. The Annual Meeting has been called for the following purposes:

1.	to elect two Class I directors to serve until the expiration of their respective three-year terms in 2009 or until their successors are elected and qualified;

2.	to elect one Class III director to serve until the expiration of his two-year term in 2008 or until his successor is elected and qualified;

3.	to approve an amendment to the Company’s Restated Articles of Association to eliminate cumulative voting rights in the election of directors;

4.	to vote on a shareholder proposal, if properly presented;

5.	to approve any adjournment of the annual meeting to another time or place, if necessary in the judgment of the Board of Directors, for the purpose of soliciting additional proxies in favor of Proposal Nos. 1, 2 and 3 above or against Proposal No. 4 above; and

6.	to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

As described in the “Other Matters” section of the accompanying proxy statement, the Board has been advised that at the Annual Meeting a stockholder may nominate a candidate for election as a Class I director or a Class III director. Even if another candidate is nominated at the meeting, the Board unanimously recommends that shareholders vote for the Board’s nominees for election as directors.

The Board of Directors has fixed the close of business on Tuesday, March 14, 2006, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting.

Your attention is directed to, and you are encouraged to carefully read, the proxy statement accompanying this Notice of Annual Meeting for a more complete description of the business to be presented and acted upon at the meeting.

All shareholders are cordially invited to attend the meeting in person. Regardless of whether you plan to attend, however, please sign and date the enclosed proxy card and return it in the envelope provided as promptly as possible. A proxy may be revoked at any time before it is voted at the meeting.

By Order of the Board of Directors

Cliffie S. Anderson, Corporate Secretary

Natchez, Mississippi

March 17, 2006

i

ii

BRITTON & KOONTZ CAPITAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD TUESDAY, APRIL 25, 2006

This proxy statement is furnished to the shareholders of Britton & Koontz Capital Corporation in connection with the solicitation of proxies by the Board of Directors for use at the 2006 Annual Meeting of Shareholders to be held at 3:30 p.m., local time, on Tuesday, April 26, 2005, at the main office of Britton & Koontz Bank, N.A., 500 Main Street, Natchez, Mississippi, as well as in connection with any adjournments or postponements of that meeting. In this proxy statement, Britton & Koontz Capital Corporation is referred to as “we,” “our,” “us,” or “the Company,” and Britton & Koontz Bank, N.A. is referred to as “the Bank.”

VOTING PROCEDURES

Who is soliciting proxies from the shareholders?

The Board of Directors of the Company is soliciting the enclosed proxy. The proxy provides you with the opportunity to vote on the proposals presented at the annual meeting, whether or not you attend the meeting.

What will be voted on at the annual meeting?

The enclosed proxy provides the opportunity for you to vote on the following proposals:

1. The election of two Class I directors to serve until the expiration of their respective three-year terms, or until their successors are elected and qualified;

2. The election of one Class III director to serve until the expiration of his two-year term, or until his successor is elected and qualified;

3. An amendment to the Company’s Restated Articles of Association to eliminate cumulative voting rights in the election of directors;

4. A shareholder proposal, if properly presented; and

5. Any adjournment of the annual meeting to another time or place, if necessary in the judgment of the Board of Directors, for the purpose of soliciting additional proxies in favor of Proposal Nos. 1, 2 and 3 or against Proposal No. 4.

For each proposal to elect directors, you may vote for all of the nominees in each class for election as director, for one or more nominees in each class but not the others (to the extent more than one director is to be elected), or withhold your vote for all nominees in that class. For the remaining proposals, you may vote for the approval of the proposal or against its approval, or you may abstain from voting on the proposal. The proxy card also gives the proxy holders discretionary authority to vote the shares represented by the proxy on any matter, other than the above proposals, that is properly presented for action at the annual meeting.

Who bears the cost of the proxy solicitation?

We bear the cost of solicitation of proxies, including expenses incurred in connection with preparing and mailing the proxy statement. The initial solicitation will be by mail. We have retained American Stock Transfer & Trust Company and The Altman Group, Inc. to assist in the solicitation of proxies from banks, brokers and nominees of shareholders for the annual meeting. The Company estimates that American Stock

Transfer & Trust Company’s fees will not exceed $1,000, plus out-of-pocket costs and expenses, and that The Altman Group’s fees will not exceed $8,000, plus out-of-pocket costs and expenses. The Company has agreed to indemnify and hold The Altman Group harmless against any liability incurred in connection with the solicitation of proxies (unless the liability results from The Altman Group’s negligence or misconduct).

Additionally, our directors, officers and regular employees may contact shareholders to request that they return their proxies; such contact may occur by means of the mail, telephone, the Internet or personal contact. A director, officer or regular employee of the Company will not receive any additional compensation for undertaking such efforts. We will also, in accordance with the regulations of the Securities and Exchange Commission, reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.

Who can vote at the annual meeting?

Our Board of Directors has fixed the close of business on Tuesday, March 14, 2006, as the record date for our annual meeting. Only shareholders of record on that date are entitled to receive notice of and vote at the annual meeting. As of March 14, 2006, the Company’s only outstanding class of securities was common stock, $2.50 par value per share. On that date, the Company had 12,000,000 shares authorized, of which 2,117,086 shares were issued.

How many votes must be present to hold the annual meeting?

A “quorum” must be present to hold the Company’s annual meeting. A majority of the votes entitled to be cast at the annual meeting constitutes a quorum. Your shares, once represented for any purpose at the annual meeting, are deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting. This is true even if you abstain from voting with respect to any matter brought before the annual meeting.

What vote is required for approval of proposals at the annual meeting?

For all proposals brought before the annual meeting, except the election of directors, each proposal is approved if the votes cast in favor of the proposal are greater than the votes cast opposing the proposal.

Our shareholders are entitled to one vote for each share held, except that as to the proposals to elect directors, shareholders may cumulate their votes.

How are directors elected?

At the annual meeting, you will consider two proposals to elect directors, one proposal to elect two Class I directors and another to elect one Class III director. Directors are elected by plurality vote; the candidates in each class who receive the highest number of votes cast, up to the number of directors to be elected, are elected.

The election of directors is subject to cumulative voting, as the proposal to amend the Company’s Restated Articles of Association, if approved at all, will not take effect until after the annual meeting. Cumulative voting entitles you to a number of votes equal to the number of directors to be elected in that class multiplied by the number of shares you hold. You may give one nominee in a single class all of your votes or, if there is more than one nominee for election in a class, you may distribute your total votes among all or several nominees in the class. For example:

Two Class I directors will be elected at the annual meeting. If you own ten shares, you have 20 votes for Class I directors. You can elect to cast all votes for a single director, cast ten votes for each of the Board’s two nominees or allocate your 20 votes between the Board’s two nominees in Class I in a different manner.

It is intended that shares represented by proxies solicited pursuant to this proxy statement will be voted for the election of the Board’s nominees for Class I directors and the Board’s nominee for Class III director to the extent proxies do not contain voting instructions with respect to the election of directors. The persons authorized to vote shares represented by executed proxies will have full discretion and authority to vote cumulatively and allocate votes among any or all of the nominees of the Board in such manner as they may determine, to the extent an executed proxy does not withhold authority to vote for the election of directors or for any particular nominee or provide specific instructions regarding the allocation of votes.

The Board has been advised that a shareholder may nominate his own candidate for election as a Class I or Class III director at the annual meeting. If shareholders attending the annual meeting cumulate their votes such that both of the Board’s nominees for Class I director cannot be elected, the proxy holders intend to cumulate votes to elect Robert R. Punches, absent specific instructions on the executed proxy withholding authority for all nominees or for Mr. Punches in particular or directing how votes should be cumulated. With respect to the election of one Class III director, the proxies, to the extent that they possess discretionary voting authority, intend to vote all shares for the Board’s nominee for director (since only one Class III director is to be elected, and thus each share is entitled to only one vote for Class III directors, the allocation of cumulative votes among nominees is not applicable).

How are votes cast?

You can vote either in person at the annual meeting (if you, rather than your broker, are the record holder of the stock) or by proxy, whether or not you attend the annual meeting. To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and either return it in the enclosed postage-paid envelope in time for the Company to receive it prior to the annual meeting or attend the annual meeting and return the proxy at that time.

How will the proxy be voted, and how are votes counted?

When your proxy card is returned, properly signed and dated, the shares represented by the proxy will be voted as you instructed on the card at the annual meeting, including any adjournments or postponements of the meeting. If your proxy card is signed, but no instructions are given, the shares represented by the proxy will be voted at the annual meeting and any adjournments or postponements as follows:

•	“FOR” the election of nominees Bethany L. Overton and Robert R. Punches as Class I directors.

•	“FOR” the election of nominee A.J. Ferguson as a Class III director.

•	“FOR” the approval of an amendment to the Company’s Restated Articles of Association to eliminate cumulative voting rights in the election of directors.

•	“AGAINST” the shareholder proposal described in this proxy statement, if properly presented.

•	“FOR” the adjournment of the annual meeting to another time or place, if necessary in the judgment of the Board of Directors, for the purpose of soliciting additional proxies in favor of the Board’s proposals or against the shareholder proposal.

Under Mississippi law, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote “cast” and is counted neither “for” nor “against” the matter subject to the abstention. As noted above, to the extent that the proxy holders possess discretionary voting authority, the proxy holders will cumulate votes in such a manner as to elect both of the Board’s nominees for Class I director. If it is clear that shares have been cumulatively voted such that both of the Board’s nominees for Class I director cannot be elected, the proxy holders intend to cumulate votes in order to elect Robert R. Punches.

If you hold your shares in a broker’s name (sometimes called “street name” or “nominee name”), you must provide voting instructions to your broker. If you do not provide instructions to your broker, the shares will not be voted on any matter on which your broker does not have discretionary authority to vote, which may include some of the proposals to be voted on at the annual meeting. A vote that is not cast for this reason is called a

“broker non-vote.” Broker non-votes will be treated as shares present for the purpose of determining whether a quorum is present at the meeting, but they will not be considered present for purposes of calculating the vote on a particular matter, nor will they be counted as a vote FOR or AGAINST a matter or as an abstention on the matter.

How are shares in the Company’s ESOP voted?

If you are an employee of the Company who participates in the Britton & Koontz Capital Corporation Employee Stock Ownership Plan (the “ESOP”), you can vote the number of shares of common stock allocated to you under the ESOP, determined as of the close of business on March 14, 2006. The trustee of the ESOP, the Bank, acts as a proxy and actually votes the shares. If you do not return a signed proxy card within the time required, the Bank will not vote these shares. If you sign and return the proxy card for your ESOP shares, but give no specific voting instructions, the Bank will vote the shares represented by the proxy at the annual meeting and any adjournments or postponements in the manner described in the question immediately above.

Can a proxy be revoked?

Yes. You can revoke your proxy at any time before it is voted by giving written notice to the corporate secretary of the Company before the annual meeting or by granting a subsequent proxy. If you, rather than your broker, are a record holder of our stock, a proxy can also be revoked by appearing in person and voting at the annual meeting. Written notice of the revocation of a proxy should be delivered to the following address: Cliffie S. Anderson, Britton & Koontz Capital Corporation, 500 Main Street, Natchez, Mississippi 39120.

STOCK OWNERSHIP

Does any person or group own 5% or more of the Company’s common stock?

The following table sets forth information regarding the beneficial ownership of the our common stock as of March 14, 2006, by each person or entity, including any group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act”), known to the Company to be the beneficial owner of 5% or more of the our outstanding common stock. Beneficial ownership has been determined under Rule 13d-3 promulgated under the Exchange Act.

Name and Address	Number of Shares Beneficially Owned	Percentage Ownership(1)
Lanneau Shareholder Group(2):
Anna Rose M. Lanneau	76,179	3.6%
750 Hwy. 61 South Natchez, Mississippi 39120

Bazile R. Lanneau, Jr.	63,718	3.0%
790 Hwy. 61 South Natchez, Mississippi 39120

Bazile R. Lanneau	34,669	1.6%
750 Hwy. 61 South Natchez, Mississippi 39120

Keith P. Lanneau	15,020	0.7%
2151 E. Lakeshore Dr. Baton Rouge, Louisiana 70808

Jeri Jean M. Lanneau	63	0.003%
790 Hwy. 61 South Natchez, Mississippi 39120

Total	189,649	9.0%

Hot Creek Capital, L.L.C., Hot Creek Investors, L.P. and David M. W. Harvey(3)	147,542	7.0%
6900 South McCarran Blvd. Suite 3040 Reno, Nevada 89509

Britton & Koontz Capital Corporation Employee	160,630	7.6%
Stock Ownership Plan(4)
500 Main Street Natchez, Mississippi 39120

(1)	Based upon 2,117,086 shares of Company common stock outstanding as of March 14, 2006.
(2)	Based on a Schedule 13D jointly filed by Anna Rose M. Lanneau, Bazile R. Lanneau, Jr., Bazile R. Lanneau, Keith P. Lanneau and Jeri Jean M. Lanneau on July 15, 2005, with the Securities and Exchange Commission indicating that they constitute a “group” as that term is used in Section 13(d)(3) of the Exchange Act. Each member of such group has indicated in such Schedule 13D that he or she has sole voting and dispositive power with respect to the shares indicated opposite such member’s name in the table above.
(3)	Based on a Schedule 13D jointly filed by Hot Creek Investors, L.P. (“HC-LP”), Hot Creek Capital, L.L.C. (“HC-GP”) and David M. W. Harvey (“Harvey”) on May 23, 2005, with the Securities and Exchange Commission indicating that HC-LP, HC-GP and Harvey constitute a group. HC-LP holds all of the shares of the Company’s common stock. HC-GP is the General Partner of HC-LP, and Harvey is the principal member of HC-GP. In these capacities, HC-GP and Harvey exercise shared dispositive and shared voting power with respect to shares held by HC-LP.

(4)	The Bank, as trustee, holds the shares in the ESOP. All of the shares held in the ESOP are allocated to individual participant accounts. Participants have voting rights for shares allocated to their accounts and benefits are distributed according to plan terms. The trustee votes the shares in accordance with instructions received from the participants. If a signed proxy card is not returned within the time required, the Bank will not vote these shares. For a proxy card that is signed and returned, but which provides no specific voting instructions, the Bank will vote the shares represented by the proxy at the annual meeting and any adjournments or postponements as described in the question “How will the proxy be voted, and how are votes counted?” under the heading “Voting Procedures.”

How much stock is beneficially owned by the directors and executive officers of the Company?

The following table sets forth, as of March 14, 2006, the number of shares of our common stock beneficially owned by (i) all directors and nominees for director, (ii) our chief executive officer and (iii) all directors and executive officers as a group. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated (subject to any applicable community property laws). The address of each director and executive officer is the address of our executive offices.

	Number of Shares Beneficially Owned(1)	Percentage Ownership(2)
Directors and Nominees
W. W. Allen, Jr.(3)	4,184	*
Craig A. Bradford, D.M.D.(4)	23,412	1.1%
A. J. Ferguson	12,180	*
George R. Kurz	3,500	*
Bethany L. Overton	3,188	*
R. Andrew Patty II	9,486	*
Robert R. Punches	10,644	*
Vinod K. Thukral, Ph.D.(5)	42,274	2.0%

Named Executive Officers
W. Page Ogden(6)	57,606	2.7%

Directors and executive officers as a group
(10 persons)(7)	169,928	8.0%

*	Less than one percent.
(1)	Includes shares as to which such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has beneficial ownership, the right to acquire beneficial ownership within 60 days of March 14, 2006, or shares voting power and/or investment power as these terms are defined in Rule 13d-3 of the Exchange Act. Also includes shares allocated to participant accounts under the ESOP, with respect to which each individual has voting power.
(2)	Based upon 2,117,086 shares of Company common stock outstanding as of March 14, 2006.
(3)	Includes 20 shares held by Mr. Allen as custodian for his son and 20 shares owned by his wife, of which he disclaims beneficial ownership.
(4)	Includes 2,901 shares owned by Mr. Bradford’s wife, of which he disclaims beneficial ownership.
(5)	Includes 15,810 shares held by Thukral Holdings, LLC over which Dr. Thukral has sole voting power.
(6)	Includes 8,800 shares that Mr. Ogden may acquire pursuant to currently exercisable stock options, 14,413 shares held in an IRA and 11,149 shares which have been allocated to Mr. Ogden’s account in the ESOP.
(7)	To the extent that any shares of common stock are deemed to be beneficially owned by more than one director and/or executive officer, they are included only once in the total number of shares beneficially owned by all directors and executive officers as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, our directors, executives officers, and any person beneficially owning more than ten percent of our common stock are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during 2005, and any Form 5 and amendments thereto furnished to us with respect to fiscal year 2005, and certain written representations made by our directors, officers and ten percent beneficial owners, we believe that during 2005, our officers, directors and ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

BOARD OF DIRECTORS

How many directors serve on the Board, and who are the directors?

Effective as of the annual meeting, a total of eight directors serve on our Board. There are three classes of directors. Currently, the Board is composed of nine directors, with four directors in Class I, three directors in Class II and two directors in Class III. Assuming that all of the Company’s nominees for election at the annual meeting are elected, after the annual meeting there will be two directors in Class I and three directors in each of Class II and Class III. The current term of office for the Company’s Class I directors expires at the 2006 annual meeting, while the current term of office for our Class II directors expires at the 2007 annual meeting and the current term of office for our Class III directors expires at the 2008 annual meeting.

One director who currently serves as a Class I director, A.J. Ferguson, has been nominated for election as a Class III director. Mr. Ferguson is approaching the Board’s mandatory retirement age for directors, which is age 72. By serving as a Class III director rather than as a Class I director, Mr. Ferguson’s term will coincide more closely with his upcoming retirement while maintaining the size of the Board’s classes as nearly equal as possible, as required under the Company’s Restated Articles of Association.

Name	Age	Director Since	Business Experience During Past Five Years
A. J. Ferguson (Class I)	70	1982	Mr. Ferguson is a self-employed certified petroleum geologist. He also is a director and Treasurer of Energy Drilling Co., an oil well drilling company, and the Secretary of Highland Corp., a land-lease company.

Bethany L. Overton (Class I)	68	1989	Mrs. Overton is the President of Lambdin- Bisland Realty Co., a real estate company. Mrs. Overton was previously a partner in Access Travel, a travel agency, and the Vice President of Oilwell Acquisition Co., an oil operating and production company from 1986 through 1996.

Robert R. Punches (Class I)	56	1984	Mr. Punches is the Vice Chairman of the Company’s Board and is a partner in the Natchez law firm of Gwin, Lewis & Punches, LLP. Mr. Punches is also a partner/member of various timber management companies.

W. W. Allen, Jr. (Class II)	54	1988	Mr. Allen is President of Allen Petroleum Services, Inc., an oil and gas exploration and petroleum land services company. Mr. Allen is also a partner in various timber management companies and an officer in Dutch Ann Foods, Inc., a pie shell and tart business. Mr. Allen is also the Chairman of the Natchez Adams County Development Authority.

Name	Age	Director Since	Business Experience During Past Five Years
Craig A. Bradford, D.M.D. (Class II)	50	1988	Dr. Bradford is a dentist engaged primarily in pediatric dentistry. He is also a partner in various timber management companies and is an officer of Mount Olive Farms, LLC, a firm that raises and shows horses.

Vinod K. Thukral, Ph.D. (Class II)	61	2000	Dr. Thukral is a manager of VT Venture Group, LLC, a company attempting to organize a bank in California. He was formerly a director of Louisiana Bancshares, Inc., and a professor at Tulane University, both in the Business Department and in the School of Public Health.

George R. Kurz (Class III)	51	2005	Mr. Kurz is a principal and vice president of Kurz & Hebert, a company engaged in the sales, leasing and management of real property, and a board member of the Baton Rouge Chamber of Commerce.

R. Andrew Patty II (Class III)	40	2000	Mr. Patty is a patent attorney and a member of Sieberth & Patty, LLC, a law firm in Baton Rouge, Louisiana. Mr. Patty is also a member and co-manager of S&P Realty LLC, a real estate company.

Are the directors independent?

Our Board has determined that each of A. J. Ferguson, Bethany L. Overton, Robert R. Punches, W. W. Allen, Jr., Craig A. Bradford, D.M.D., George R. Kurz, R. Andrew Patty II and Vinod K. Thukral, Ph.D. is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules. This constitutes a majority of the members of our Board. All of the continuing directors also presently serve on the Board of Directors of the Bank. There are no family relationships between any director, executive officer or person nominated to become a director.

From May 2004 to May 2005, Mr. Patty was a vice president of the Company. He was given this title so that, in the event that a signature for the Company was required on a legal document in addition to the Chief Executive Officer’s signature and the Company’s Secretary/Treasurer was not available or permitted to provide such signature, he could provide the required signature. Mr. Patty was never required to sign any document for the Company as a vice president of the Company during his tenure as such, nor did he perform (and he was not expected to perform) any other duties or responsibilities for the Company. Mr. Patty, who was actively engaged in the practice of law over the relevant time period, did not receive any compensation in connection with his office. At no time did the Company consider Mr. Patty an employee of the Company or the Bank. Based on these facts, the Board of Directors determined that Mr. Patty was an “independent director” as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules, notwithstanding that he held the title of vice president.

How are directors compensated?

During 2005, each director received an annual retainer of $9,600 for service as a member of our Board. The Chairman of the Board received $7,200 for service as a member of the Board. The Vice-Chairman of the Board received an additional fee of $9,600 for his service. In addition to these amounts, each non-employee director serving on the Board’s executive, audit, nominating and compensation committees received a monthly fee in the amount of $150. The audit committee chairman also received an additional monthly fee of $250 for his service. The Bank also paid a monthly fee in the amount of $50 for service on its trust committee, a monthly fee in the amount of $150 for service on its asset and liability management committee and a monthly fee in the amount of $150 for service on its loan committee.

How many meetings did the Board hold during 2005?

During the fiscal year ended December 31, 2005, the Board of Directors met twelve times. Each director attended at least 75% of the aggregate of all meetings held by the Board and the committees on which he or she served. The members of the Board who are “independent directors” under Nasdaq Rule 4200(a)(15) met in executive session seven times in 2005.

The Board of Directors has no written policy as to its members’ attendance at the annual meeting of shareholders; however, it is the practice of Board members to attend the annual shareholders’ meetings. Last year, nine of the ten members of the Board attended the annual shareholders’ meeting held on Tuesday, April 26, 2005, and we expect the entire Board to attend this year’s meeting.

How may a shareholder communicate with the Board?

The Board has not adopted a formal procedure that shareholders must follow to send communications to it. However, we have an unwritten “open door” policy for our customers and shareholders, which we believe satisfactorily ensures that the views of stockholders are heard by the Board or individual directors, as applicable. The Board does receive communications from shareholders, from time to time, and addresses those communications as appropriate. Shareholders can send communication to the Board by contacting any officer of the Company, our general counsel, Robert R. Punches, or our President, W. Page Ogden, in any one of the following ways:

•	In writing, to Britton & Koontz Capital Corporation, ATTN: W. Page Ogden, 500 Main Street, Natchez, Mississippi 39120;

•	By e-mail, at corporate@bkbank.com; or

•	By phone, at (601) 445-5576 or facsimile, at (601) 445-2481.

Mr. Ogden will forward written and e-mail correspondence to the appropriate addressee. If a shareholder requests information or asks questions that can more efficiently be answered by management, management will respond without the Board of Directors. Any shareholder communication concerning employee fraud or accounting matters will be forwarded to the audit committee. Any communication relating to corporate governance or requiring action by the Board will be forwarded to the full Board.

Are directors and other officers indebted to the Bank?

Certain of our directors and officers, businesses with which they are associated and members of their immediate families are customers of the Bank and had transactions with the Bank in the ordinary course of its business during the Bank’s fiscal year ended December 31, 2005. In the opinion of the Board of Directors, these transactions were made in the ordinary course of business and were made on substantially the same terms (including, in the case of loan transactions, interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. The Board believes that any loan transactions between the Bank and our directors and officers do not involve more than the normal risk of collectibility or present other unfavorable features.

What related party transactions involve the Board of Directors?

During 2005, the law firm of Gwin, Lewis & Punches, LLP, of which Mr. Robert R. Punches, a director, is a partner, provided legal services to the Company and the Bank. The Company expects that the firm will continue to represent the Company as general counsel in the future.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors and the Bank have established various joint committees, including the executive committee, the audit committee, the nominating committee, the compensation committee, the trust investment committee, the asset/liability management committee and the director’s loan committee. The composition and functions of the audit, compensation and nominating committees are described in more detail below.

Who serves on the audit committee, and what are its responsibilities?

Messrs. Allen (Chairman), Bradford, Patty, and Thukral are members of the audit committee. No member of the audit committee is an employee of either the Company or the Bank. Each member of the audit committee is an “independent director” as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and meets the criteria for independence under Rule 10A-3 promulgated under the Exchange Act.

Although the Board has determined that Mr. Thukral meets the “financial sophistication” requirements under Rule 4350(d) of the Nasdaq Marketplace Rules, the Board has determined that none of the current members of the audit committee qualify as an “audit committee financial expert” as such term is defined under Securities and Exchange Commission regulations. Prior to the 2004 annual meeting, after its evaluation of current Board members, the Board of Directors undertook a search within our local markets to locate an individual who would satisfy both the Securities and Exchange Commission’s criteria for financial experts and the Board’s director qualifications and who was otherwise willing to serve on the Company’s Board. The Company’s headquarter location outside of a major metropolitan area, among other factors, contributed to the Board’s inability to find a suitable candidate. The Board intends in 2006 to continue its search to identify an individual willing to serve on the Board who meets the criteria for an audit committee financial expert and the Board’s director qualifications.

Under our Restated Articles of Association and Bylaws, the Board has the authority to fix the number of directors serving on the Board, as long as the number is between five and twenty five members. Under our Restated Articles of Association, however, any vacancies created on the Board can only be filled by an election occurring at an annual meeting of shareholders. Therefore, the Board will be unable to increase its size and appoint an individual qualifying as an audit committee financial expert to the Board, and subsequently the audit committee, prior to the 2007 annual meeting of shareholders.

The audit committee has adopted a written Audit Committee Charter that governs its operations, a copy of which was attached as Appendix A to our proxy statement for the 2004 Annual Meeting of Shareholders.

The purpose of the audit committee is to oversee our financial reporting process on behalf of the Board of Directors. The audit committee has sole authority to select, evaluate, appoint and replace the independent auditor and to approve in advance all audit engagement fees and terms and non-audit engagements with the independent auditors. The audit committee’s other duties and responsibilities include assisting the Board relating to:

•	Monitoring the integrity of our financial statements and financial reporting process and our systems of internal accounting and financial controls;

•	The performance of the internal audit function;

•	The annual independent audit of our financial statements and the evaluation of the independent auditors’ qualifications, independence and performance;

•	Our compliance with legal and regulatory requirements, including our disclosure controls and procedures; and

•	The fulfillment of the other responsibilities set out in the audit committee charter.

In addition, the audit committee is responsible for establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of any concerns regarding questionable accounting or auditing matters.

During 2005, the audit committee held eight meetings.

Who serves on the compensation committee, and what are its responsibilities?

The Board of Directors established a compensation committee in August, 2005. Messrs. Allen, Ferguson, Punches (Chairman) and Patty are the members of the compensation committee. Each of the current members of the compensation committee is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The compensation committee has the responsibility to review and approve the Company’s compensation and benefit programs, to ensure the competitiveness of such compensation and benefit programs and to advise the Board concerning the development and succession of key executives. The compensation committee has adopted a charter, a copy of the charter is attached as Appendix A to this proxy statement. During 2005, the compensation committee met three times.

Prior to the establishment of the compensation committee, the Board’s executive committee performed the functions of the compensation committee, as discussed above. Messrs. Ferguson, Ogden, Patty and Punches (Chairman) were members of the executive committee at the time when compensation for the Company’s executive officers in 2005 was determined. Messrs. Ferguson, Patty and Punches are “independent directors” as that term is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The full executive committee, including Mr. Ogden, made recommendations to the full Board regarding salaries for and other compensation (including grants of stock options) to executive officers; Mr. Ogden did not, however, participate in the actual Board deliberations or determinations regarding salaries for and other compensation to executive officers. The executive committee met three times in 2004 for the purpose of setting the 2005 compensation for the Company’s executive officers.

Who serves on the nominating committee, and what are its responsibilities?

In July, 2005, the Board established a nominating committee. The current members of the nominating committee are Messrs. Allen, Ferguson, Punches (Chairman) and Patty, each of whom is an “independent director,” as that term is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The nominating committee has adopted a charter. Although the charter is not available on the Company’s website, a copy of the charter is attached as Appendix B to this proxy statement. The nominating committee did not meet in 2005, but it did meet twice in 2006 to recommend to the full Board the nominees listed in this proxy statement for election at the annual meeting.

The nominating committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s Board of Directors and the committees of the Board. In assessing potential new directors, the nominating committee specifically looks at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of director attributes.

Any potential director must possess certain minimum qualifications, qualities and skills that are necessary for election as a director. First, a candidate must meet the eligibility requirements set forth in our bylaws. Next, candidates for director must also satisfy the following criteria:

•	The “independence” of the candidate under Rule 10A-3 promulgated under the Exchange Act and for purposes of Rule 4200(a)(15) of the Nasdaq Marketplace Rules;

•	Significant business experience in banking, or in marketing, financial, legal, accounting or other professional disciplines;

•	Familiarity with and participation in the local community;

•	Prominence and a highly-respected reputation in their profession;

•	A global business and social perspective;

•	A record of honest and ethical conduct, personal integrity and independent judgment;

•	The ability to represent the interests of our shareholders; and

•	Sufficient time available to devote to Board activities and to enhance their knowledge of our industry.

The approval of the nominating committee is necessary for the candidate to be selected as a nominee for election to the Board. Nominees for election to the Board of Directors are proposed to the Board from various sources, including management and members of the Board of Directors. The Board will also consider candidates recommended by shareholders. Such recommendations should be made in writing and delivered to the nominating committee at the following address: Corporate Secretary, Britton & Koontz Capital Corporation, 500 Main Street, Natchez, Mississippi 39120.

Recommendations for director candidates for the 2007 Annual Meeting of Shareholders must be received by the Corporate Secretary no later than December 15, 2006, as provided in our Bylaws. The shareholder’s notice must set forth as to each nominee:

•	The reason for making such nomination;

•	All arrangements or understandings between the recommending shareholder and the nominee;

•	All information relating to such nominee that is required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act; and

•	The nominee’s written consent to being named in the proxy statement and to serve as a director if elected.

The shareholders’ notice must also set forth the name and address of the nominating shareholder and the class and amount of such shareholder’s beneficial ownership of our stock, including evidence to support the shareholders’ ownership of such shares. If a shareholder intends to recommend a nominee for election as director or proposes any other business for consideration at an annual meeting of the Company on behalf of the beneficial owner of the shares that the recommending shareholder is the record owner of, the recommending shareholder must also provide the name and address of such beneficial owner, as well as the class and number of shares of Company stock owned by such beneficial owner.

The Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Board does not perceive a need to increase the size of the Board. In addition, the Board only considers shareholder-recommended candidates who meet the eligibility requirements for directors set forth in our bylaws. The Board utilizes the same criteria to evaluate shareholder-recommended candidates as it uses to evaluate any other candidate.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Who are the executive officers of the Company?

W. Page Ogden and William M. Salters are the Company’s only executive officers. The following table sets forth certain information with respect to Mr. Ogden and Mr. Salters. Mr. Ogden has entered into an employment agreement with the Company, while Mr. Salters is appointed annually by the Board of Directors and serves at the discretion of the Board.

Name	Officer Since	Age	Position with the Company
W. Page Ogden	1988	59	President and Chief Executive Officer of the Company and the Bank.

William M. Salters	2004	50	Chief Financial Officer of the Company and the Bank.

The following is a brief summary of the business experience of Mr. Ogden and Mr. Salters:

W. Page Ogden has served as President and Chief Executive Officer of the Company and the Bank since May of 1989. He joined the Bank in February of 1988 and served as the Bank’s Senior Vice President and Senior Lending Officer until he assumed his current positions. Mr. Ogden previously served as Vice President of

Premier Bank, N.A. of Baton Rouge, Louisiana. Mr. Ogden was employed by Premier Bank in various capacities, including trust, commercial lending, credit policy and administration for thirteen years prior to joining the Bank.

William M. Salters has served as Chief Financial Officer of the Company and the Bank since June, 2004. He joined the Bank in July of 1993 when the Company acquired Natchez First Federal Savings Bank. Since then he has served as the Bank’s Vice President in charge of credit administration and Senior Vice President and Controller in charge of financial and regulatory reporting. Mr. Salters was previously employed by Natchez First Federal Savings Bank where he served as Vice President and Treasurer in charge of various areas including accounting, loan servicing and teller administration.

How does the Company compensate its executive officers?

The following Summary Compensation Table describes the compensation earned or paid to Mr. Ogden, our chief executive officer, who is the only executive officer of the Company who earns more than $100,000 in salary and bonus annually.

Summary Compensation Table

		Annual Compensation							Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation			Securities Underlying Options (#)	All Other Compensation
W. Page Ogden President and Chief Executive Officer	2005 2004 2003	$ $ $	160,000 160,000 160,000	$ $ $	50,000 35,000 35,000	$ $ $	7,200 7,200 7,200	(1)	0 0 0	$28,985 32,189 34,216	(2)

(1)	Represents the amount of director fees received during the year.
(2)	For 2005, includes Company accruals in the amount of $20,632 in connection with the Salary Continuation Plan, the payment of which is subject to certain future contingencies, Company contributions to the 401(k) plan of $7,930 and Company paid life insurance premiums in the amount of $423.

Do executive officers receive equity compensation?

Yes. The Company maintains a stock option plan, the Britton & Koontz Capital Corporation Long-Term Incentive Plan. An aggregate of 160,000 shares of common stock has been reserved for issuance under the plan. As of December 31, 2005, options to purchase 35,520 shares were outstanding. There were no stock option grants to Mr. Ogden during 2005.

The following table provides information about the unexercised options held by Mr. Ogden on December 31, 2005. No options were exercised by Mr. Ogden during 2005.

Aggregated Option Exercises In 2005

and 2005 Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-The-Money Options at December 31, 2005(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
W. Page Ogden	0	$0	8,800	1,200	$10,208	$1,392

(1)	Based upon an exercise price of $19.94 per share and the closing sales price of the Company’s common stock as of December 31, 2005 of $21.10 per share.

Does the Company have employment agreements?

We have entered into an employment agreement with W. Page Ogden. The base term of the employment agreement expires on December 31, 2005, and the agreement provides for successive one-year terms thereafter, expiring each year on December 31st. The agreement automatically renews, unless notice is given 90 days prior to the expiration of each term by either of the respective parties. We can terminate the employment agreement, and Mr. Ogden’s employment thereunder, with or without cause. If termination is on account of cause (including a breach of fiduciary duty or other similar types of misconduct), Mr. Ogden will not receive any severance pay. If we terminate Mr. Ogden’s employment without cause, we are required to pay Mr. Ogden a lump sum equal to the greater of $80,000 or six months of his then current salary. As of the date of this proxy statement, the amount of this payment would be $80,000.

Mr. Ogden has the use of an automobile; we also pay country club, professional, and civic organization dues on behalf of Mr. Ogden. Mr. Ogden is entitled to all of the benefits that are available to other employees of the Company and the Bank, such as health and disability insurance.

Does the Company have any other benefits plans?

Yes. We have an ESOP, a group medical health plan and a 401(k) plan. In addition, effective September 26, 1994, we entered into a Salary Continuation Agreement with Mr. Ogden. This agreement provides for the payment of normal and early retirement benefits and provides that in the event there is a “change of control” of the Company (as defined in the agreement) and Mr. Ogden’s employment with the Company is terminated within 36 months of the change of control, then Mr. Ogden will be paid the greater of (a) a lump sum cash payment ($250,000) or (b) the total balance in his retirement account.

REPORT OF THE COMPENSATION COMMITTEE

Four non-employee directors serve on the Board’s compensation committee, and each committee member is an “independent director” under Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The compensation committee has the responsibility to review and approve the Company’s compensation and benefit programs, to ensure the competitiveness of such compensation and benefit programs, and to advise the Board concerning the development and succession of key executives. The committee was formed in 2005 and held three meetings that year.

Prior to the formation of the compensation committee in August, 2005, the Board’s executive committee set the salary of the Company’s executive officers. In 2004, the executive committee met twice to consider the compensation of the Company’s executive officers for 2005. Messrs. Ferguson, Patty and Punches, who are also members of the compensation committee and “independent directors” under Rule 4200(a)(15) of the Nasdaq Marketplace Rules, were members of the executive committee, as well as Mr. Ogden and Albert W. Metcalfe (who retired as a director of the Company effective as of the 2005 annual meeting). The executive committee determined the 2005 compensation for the Company’s executive officers, although Mr. Ogden did not participate in committee deliberations or determinations with respect to his compensation.

Where this report discusses the policies and actions relating to the determination of executive compensation prior to the formation of the Company’s compensation committee, such discussion reflects the policies and actions of the Company’s executive committee.

Compensation Goals and Program Components

The Company’s executive compensation program consists of base salary, short-term cash incentives, and long-term, equity-based incentives. The program is intended to permit flexibility in the Company’s compensation practices, to retain and motivate the Company’s key executives, and to align the short and long-term performance of the Company with the compensation of its chief executive officer.

Compensation of the Chief Executive Officer

In setting the chief executive officer’s compensation, the compensation committee reviews all components of the chief executive officer’s compensation, including salary, bonus, long-term incentive compensation, accumulated realized and unrealized stock option gains, the dollar value to the chief executive officer and the cost to the Company of all perquisites and other personal benefits, the earnings and accumulated payout obligations under our deferred compensation plans and under potential change-in-control scenarios. Based on this review, the committee has determined that the chief executive officer’s total compensation in the aggregate is reasonable and not excessive. The committee’s analysis regarding the chief components of the chief executive officer’s compensation is set forth below.

Base Salary. The compensation committee is charged with annually reviewing and setting the chief executive officer’s base salary. To determine the adjustment, the committee ordinarily will review performance by evaluating four measures:

•	The Company’s financial goals, which are quantitative measures related to the Company’s earnings per share, return on investment and stock value, growth in the Bank’s loans and deposits, and curtailment of the Bank’s operating expenses, among other measures;

•	Improvement in qualitative measures, such as relationships with the Bank’s officers and employees, the Board and the Company’s shareholders;

•	Progress towards the Company’s strategic goals, which in 2005 included the implementation of the Company’s reduction in staffing force plan, succession planning, acquisitions, and market expansion; and

•	The base salary paid to chief executive officers of banks similar in size to the Bank, taking into account that the Company is a publicly-traded company.

The chief executive officer also ordinarily addresses the committee and discusses his performance. Based on the committee’s evaluation of the chief executive’s performance and his comments, the committee, without the chief executive officer present, then determines base salary. The determination is discretionary, no single measure or group of measures is determinative, and no weighting system is assigned to the measures. During 2004, the executive committee used this process to maintain the base salary of the chief executive officer at $160,000.

The compensation committee met in 2005 to set the chief executive’s base salary, effective as of January 1, 2006, using the process described above. Again, the determination of the compensation committee was discretionary; no specific weight or relevance was assigned to any of the above factors evaluated by the compensation committee. Beginning January 1, 2006, the base salary of the chief executive officer was set at $160,000, which is same as his base salary in 2005.

Annual Cash Incentive. The Company has an annual bonus program under which cash incentive may be awarded to all employees, including the chief executive officer. The overall bonus amount is determined on the basis of the Company’s annual earnings measured against budgeted targets established by the compensation committee at the beginning of each fiscal year. For the 2005 fiscal year, the compensation committee considered that the chief executive officer completed certain strategic projects set by the Board, including expense management through the implementation of a reduction in staffing force plan, core growth of loans and deposits, and continued strengthening of the risk management profile of the company. Based on the company’s earnings improvement and factors contributing to the improvement, the chief executive officer received an incentive bonus payment of $50,000, or 31% of his base compensation.

Long-Term Incentives. The Company also maintains a long-term, equity-based incentive plan, the Britton & Koontz Capital Corporation Long-Term Incentive Plan. Grants and awards under the plan are intended to align the interests of key employees with shareholders and to serve as a retention device. Consistent with previous fiscal years, however, no options to acquire shares of the Company’s common stock were granted to the Company’s chief executive officer. At this time, the compensation committee prefers to grant the chief executive officer incentives in the form of cash.

Other Compensation and Benefits. The Company maintains a number of broad-based benefit plans in which the executive officers participate, including a group medical plan and a 401(k) plan. These plans are intended to provide basic health and retirement benefits to all of the Company’s employees. The Company has also entered into a Salary Continuation Plan with its chief executive officer which will result in the payment of approximately $250,000 upon the occurrence of a change in control of the Company.

Also, the Company has entered into an employment agreement with the chief executive officer. This employment agreement provides for successive one-year terms, expiring each year on December 31. The employment agreement automatically renews unless notice of non-renewal is given at least 90 days prior to the expiration of the current term. The compensation committee determined that it was appropriate to allow the employment agreement to renew for another one year term ending December 31, 2006. Under this employment agreement, the chief executive officer will receive approximately $80,000 upon his termination of employment by the Company.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million in any taxable year the deduction a company may claim for compensation paid to each of its chief executive and four other highest paid officers, unless certain performance-based conditions are satisfied. Base salary and incentive bonuses are subject to the limitation. No options were granted under the Company’s long-term incentive plan in 2005. The compensation committee does not anticipate the payment of any current compensation to an executive officer that would be affected by the limit.

Compensation Committee:

W.W. Allen, Jr.	Robert R. Punches (Chairman)
A.J. Ferguson	R. Andrew Patty II

February 22, 2006

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the compensation committee during 2005 were W.W. Allen, Jr., A.J. Ferguson, Robert R. Punches (Chairman) and R. Andrew Patty II. As described under the heading “Board of Directors,” Mr. Patty was a vice president of the Company from May, 2004 to May, 2005. Other than Mr. Patty, there are no members of the compensation committee who were officers or employees of the Company or any of its subsidiaries during 2005 or were formerly officers of the Company. Certain members of the Company’s Compensation Committee have relationships with the Company, described earlier in this proxy statement in the question “What related party transactions involve the Board of Directors?” under the heading “Board of Directors.”

STOCK PERFORMANCE GRAPH

The following performance graph compares the performance of the Company’s common stock to the Nasdaq Composite Index and to the S&P 500 Banks Index for the Company’s reporting period. The performance graph assumes that the value of the investment in the Company’s common stock, the Nasdaq Composite Index and to the S&P 500 Banks Index was $100 at January 1, 2001, and that all dividends were reinvested.

	December 31,
	2000	2001	2002	2003	2004	2005
Britton & Koontz Capital Corporation	$100.00	$130.73	$132.57	$162.86	$178.42	$213.61
Nasdaq Composite Index	100.00	79.18	54.45	82.10	89.61	91.51
S&P 500 Banks Index(1)	100.00	100.02	98.99	125.39	143.49	141.44

(1)	The companies in the S&P 500 Banks Index are: Amsouth Bancorporation, BankAmerica Corporation, BB&T Corporation, Comerica Incorporated, Compass Bancshares, Inc., Countrywide Financial Corporation, Federal National Mortgage Association, Fifth Third Bancorp, First Horizon National Corporation, Federal Home Loan Mortgage Corporation, Golden West Financial Corporation, Huntington Bancshares Incorporated, Keycorp, M&T Bank Corporation, Marshall & Ilsley Corporation, MGIC Investment Corporation, National City Corporation, North Fork Bancorporation, Inc., The PNC Financial Services Group, Inc., Regions Financial Corporation, Sovereign Bancorp, Inc., Suntrust Banks, Inc., Synovus Financial Corporation, U.S. Bancorp, Wachovia Corporation, Washington Mutual, Inc., Wells Fargo & Company and Zions Bancorporation.

There can be no assurance that the Company’s common stock performance will continue in the future with the same or similar trends depicted in the performance graph above. The Company does not and will not make or endorse any predictions as to future stock performance.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Who are the Company’s auditors?

The Company’s consolidated financial statements for the year ended December 31, 2005, were audited by the firm of Hannis T. Bourgeois, LLP. A representative of Hannis T. Bourgeois, LLP is expected to be present at the annual meeting. If present, the representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. The audit committee has selected Hannis T. Bourgeois, LLP as its independent registered public accountants for the fiscal year ended December 31, 2006.

What fees were paid to the auditors in 2004 and 2005?

Fees billed by Hannis T. Bourgeois, LLP for professional services rendered for the fiscal year ending December 31, 2005 and 2004 are shown below.

	2005	2004
Audit Fees(1)	$49,000	$44,900
Audit-Related Fees(2)	2,560	6,645
Tax Fees(3)	0	0
All Other Fees(4)	0	2,145

Total	$51,560	$53,690

(1)	“Audit Fees” include amounts paid for the audit of our annual financial statements and review of the financial statements included in our Forms 10-Q in 2005 and Forms 10-QSB in 2004 and other regulatory filings.
(2)	“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to the audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments, employee benefit plan audits and consultations concerning financial accounting and reporting standards.
(3)	“Tax Fees” consists of amounts paid for tax compliance, advice and planning, which include the preparation and filing of required federal and state income and other tax forms.
(4)	“All Other Fees” consist of costs incurred in connection with a presentation at a direct seminar in 2004.

In accordance with the procedures set forth in its charter, the audit committee pre-approves all auditing services and permitted non-audit services (including fees and terms of those services) to be performed for the Company by its independent registered public accountant prior to the engagement of the independent registered public accountant with respect to such services, subject to the de minimis exceptions for non-audit services permitted by the Exchange Act, which are approved by the audit committee prior to the completion of the audit. For fiscal years 2004 and 2005, none of the fees listed under Audit-Related Fees, Tax Fees or All Other Fees were covered by the de minimis exception for non-audit services permitted by the Exchange Act. The audit committee has considered whether the provision of services by Hannis T. Bourgeois, LLP for Company other than audit services is compatible with maintaining Hannis T. Bourgeois, LLP’s independence, and has concluded that it is compatible.

REPORT OF THE AUDIT COMMITTEE

The information provided in this section shall not be deemed to be proxy “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to its proxy regulations or to the liabilities of Section 18 of the Exchange Act, other than as provided in Item 7(d)(3)(v) of Regulation 14A-101. The information provided in this section shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Management has the responsibility of preparing our financial statements and Hannis T. Bourgeois, LLP, our independent auditors, has the responsibility for the audit of those statements. The audit committee oversees our financial reporting process on behalf of the Board of Directors. The audit committee has sole authority to select, evaluate, appoint and replace the independent auditor. The audit committee’s other duties and responsibilities include assisting the Board relating to:

•	Monitoring the integrity of our financial statements and financial reporting process and our systems of internal accounting and financial controls;

•	The performance of the internal audit function;

•	The annual independent audit of our financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance;

•	Our compliance with legal and regulatory requirements, including our disclosure controls and procedures; and

•	The fulfillment of the other responsibilities set out in the audit committee charter.

The audit committee, in fulfilling its oversight responsibilities, reviewed and discussed our audited financial statements for the year ended December 31, 2005, with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee held eight meetings during 2005. The meetings were designed to facilitate and encourage private communication between the audit committee, our internal auditors and the independent auditors. The audit committee discussed with our internal auditors and the independent auditors the overall scope and plan of their respective audits. The audit committee met with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluation of our internal controls, and the overall quality of our financial reporting.

During these meetings, the audit committee reviewed and discussed the audited financial statements with management of the Company and the independent auditors. The audit committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of our accounting principals and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including, without limitation, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received the written disclosures and letter regarding independence from the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), has discussed this information regarding Hannis T. Bourgeois, LLP’s independence with Hannis T. Bourgeois, LLP, and has considered the compatibility of non-audit services with the independence of Hannis T. Bourgeois, LLP.

Based upon the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Audit committee:

W. W. Allen, Jr. (Chairman)

Craig A. Bradford, D.M.D.

R. Andrew Patty II

Vinod K. Thukral, Ph.D.

March [14], 2006

PROPOSAL NOS. 1 AND 2—ELECTION OF DIRECTORS

What are the voting procedures?

Shares represented by your properly signed and dated proxy card will be voted in accordance with your instructions on the card at the annual meeting. To the extent proxies do not contain voting instructions with respect to the election of directors, it is intended that shares represented by proxies solicited pursuant to this proxy statement will be voted for the election of the Board’s nominees for Class I directors and the Board’s nominee for Class III director. The persons authorized to vote shares represented by executed proxies will have full discretion and authority to vote cumulatively and allocate votes among any or all of the nominees of the Board in such manner as they may determine, to the extent an executed proxy does not withhold authority to vote for the election of directors or for any particular nominee or provide specific instructions regarding the allocation of votes.

The Board has been advised that a shareholder may nominate his own candidate for election as a Class I or Class III director at the annual meeting. If shareholders attending the annual meeting cumulate their votes such that both of the Board’s nominees for Class I director cannot be elected, the proxy holders intend to cumulate votes to elect Robert R. Punches, absent specific instructions on the executed proxy withholding authority for all nominees or for Mr. Punches in particular or directing how votes should be cumulated. With respect to the election of one Class III director, the proxies, to the extent that they possess discretionary voting authority, will vote all shares for the Board’s nominee for director (since only one Class III director is to be elected, and thus each share is entitled to only one vote for Class III directors, the allocation of cumulative votes among nominees is not applicable).

If for any reason one or more of the Board’s nominees is not available as a candidate for election as a Class I or Class III director, an event that the Board of Directors does not anticipate, the proxy holders will vote, in their discretion, for another candidate or candidates nominated by the Board.

Proposal No. 1—Election of Two Class I Directors

The two Class I directors elected at our annual meeting will serve a three-year term, or until the 2009 annual meeting. The Board has nominated for election as Class I directors:

•	Bethany L. Overton; and

•	Robert R. Punches

Both of the above nominees for election as a Class I director currently serves on our Board of Directors, and information about each nominee’s age and experience can be found earlier in this proxy statement. If elected, it is anticipated that Mr. Punches will be appointed Chairman of the Board.

In the election of the two Class I directors, you are entitled to cast two votes for each share held, and you may cumulate your votes. You may give one nominee in a single class all of your votes or, if there is more than one nominee for election in a class, you may distribute your total votes among all or several nominees in the class. Additional information regarding voting for directors is described in more detail under the heading “What are the voting procedures” above

The Board of Directors unanimously recommends a vote “FOR” the election of Bethany L. Overton and Robert R. Punches as Class I directors to the Board of Directors.

Proposal No. 2—Election of One Class III Director

The Class III director elected at our annual meeting will serve a two-year term, or until the 2008 annual meeting. The Board has nominated A.J. Ferguson for election as a Class III director.

Mr. Ferguson currently serves on our Board of Directors, and information about his age and experience can be found earlier in this proxy statement. In the election of one Class III director, you are entitled to cast one vote for each share held, and you may cumulate your votes (with only one director to be elected, cumulative voting and non-cumulative voting are the same).

The Board of Directors unanimously recommends a vote “FOR” the election of

A.J. Ferguson as a Class III director to the Board of Directors.

PROPOSAL NO. 3—AMENDMENT OF THE COMPANY’S RESTATED ARTICLES OF ASSOCIATION TO ELIMINATE CUMULATIVE VOTING RIGHTS

IN THE ELECTION OF DIRECTORS

What are the general considerations?

On February 21, 2006, the Board of Directors of the Company unanimously adopted, subject to shareholder approval, an amendment to the Company’s Restated Articles of Association, referred to as the “Articles” for the remainder of this proxy statement, eliminating cumulative voting rights in the election of directors. Under §79-4-7.28 of the Mississippi Business Corporation Act, for corporations incorporated before July 1, 2002, shareholders have a right to cumulate their votes for directors unless the corporation’s articles of incorporation provide otherwise. The Company was incorporated in 1982, and its Articles are silent with respect to cumulative voting rights. Thus, the Company’s shareholders have the right to cumulate their votes for directors. The proposed amendment would add an Article Thirteenth to the Company’s Articles, as follows:

“THIRTEENTH: Holders of the Corporation’s capital stock shall not be entitled to cumulate their votes in the election of directors of the Corporation.”

A copy of the Articles of Amendment to the Company’s Articles pursuant to which the foregoing Article Thirteenth would be added to the Company’s Articles is attached as Appendix C to this proxy statement.

What are the Board’s reasons for the elimination of cumulative voting rights?

Under cumulative voting, each shareholder is entitled to cast the number of votes equal to the number of shares of common stock held by such shareholder, multiplied by the number of directors of the relevant class of directors to be elected at the meeting. The shareholder may cast votes entirely for one candidate or allocate these votes among two or more candidates in the class in any manner desired. The candidates receiving the highest number of votes, up to the number of directors in that class to be elected, are elected.

If the proposed amendment is approved and cumulative voting is eliminated, each shareholder will have one vote per share for each position of the Board up for election. Votes will not be allocated among directors. Each of the Company’s directors will be elected by the vote of a plurality of the votes cast at the meeting by shareholders entitled to vote in the election of directors of the Company.

The Board of Directors believes that each director should be elected only if he or she receives the support of at least a plurality of shareholders and that each director should represent the interests of, and be accountable to, all shareholders, rather than the interests of a minority shareholder or a particular shareholder constituency. With cumulative voting, however, it is possible for shareholders holding a minority of the Company’s shares, whose interest and goals may not be consistent with those of a majority of shareholders, to obtain representation on the Company’s Board. The Board believes that a director who represents a particular shareholder constituency may feel obligated to pursue the agenda of that constituency to the detriment of the overall interests and goals of all shareholders. In the Board’s opinion, this type of representation increases the likelihood of factionalism and discord within the Board, thereby impairing the efficient management of the Company. With cumulative voting eliminated, a nominee can be elected only with relatively wide shareholder support. The Board believes that a system of electing directors whereby only those directors are elected who receive broad support from the shareholders as a whole will best ensure that the Board will act for the benefit of all shareholders. Accordingly, the Board believes that it is in the best interests of the Company and all of its shareholders to eliminate cumulative voting.

Does this proposal have any anti-takeover effects?

The Board does not consider the elimination of cumulative voting to be an anti-takeover measure. The elimination of cumulative voting in the election of directors, however, may make it more difficult for a shareholder who acquires a substantial minority of shares to obtain representation on the Board. To the extent that it impedes the ability of a shareholder to obtain representation, the proposed amendment may render more difficult any attempt by a minority holder or group of holders of voting shares to monitor, change or influence the management or policies of the Company, and might be viewed as perpetuating incumbent management. In addition, the elimination of cumulative voting may render more difficult or discourage entirely a merger, tender offer or proxy contest or the assumption of control by a holder of a large block of the Company’s stock. Mergers and other business combinations sometimes result in shareholders receiving a premium over the market price for their shares of stock.

Although the Company is aware of two shareholder groups that have each filed a Schedule 13D, which indicates the intent of the filer to change or influence the control of the Company, Proposal No. 3 is not in response to any specific effort by either such shareholder group or any other shareholder or group of shareholders to obtain representation on the Board of Directors or acquire greater influence in the management of the Company’s business. Further, it is not in response to any attempt to acquire control of the Company, nor is the Company aware of any such attempt. Finally, Proposal No. 3 is not part of a plan by the Company to adopt a series of anti-takeover measures, nor does the Board of Directors of the Company have any present intention of proposing to the shareholders of the Company the adoption of any anti-takeover measures in the future in addition to those already in effect or those which may be extended by the Board of Directors.

Our Articles and Bylaws also include provisions that might be viewed as having anti-takeover effects. These provisions are summarized below:

•	The Company’s Articles provide that any merger or consolidation with, or any sale or lease of all or substantially all of the Company’s assets to, a person or entity, or group of persons or entities acting in concert, that owns more than 10% of the Company’s outstanding common stock or controls, is controlled by or is under common control with a person, entity or group that owns more than 10% of the Company’s outstanding common stock may not be effected unless, at a meeting of shareholders, shareholders holding at least 80% of the Company’s outstanding common stock vote in favor of such transaction. This supermajority provision makes it more difficult for a holder of a substantial block of the Company’s stock to enter into a business combination transaction with the Company or to purchase or lease substantially all of the Company’s assets.

•	The Board of Directors is divided into three classes, with the terms of the directors in each class expiring over a three-year period. A staggered board may have the effect of making it more difficult for a third party to acquire control of the Company by limiting the number of directors the third party can replace at any one meeting of shareholders. In addition, as discussed above, the elimination of cumulative voting may add to the difficulty a minority shareholder may experience in attempting to obtain representation on the Board of Directors.

•	Under the Company’s Articles, no director may be removed, with or without cause, unless, at a meeting called expressly to remove such director, shareholders holding at least 80% of the Company’s outstanding common stock vote in favor of such removal. If less than the entire Board of Directors is to be replaced, no director may be removed if the votes cast against removal would be sufficient to elect him or her if voted cumulatively at an election of the class of directors of which he or she is a part. A third party attempting to replace the Company’s Board of Directors outside of the election process may be hindered in such attempt on account of these provisions.

•	The Articles require the Board of Directors to consider factors in addition to the amount that shareholders will receive in a proposed merger, consolidation, or sale, exchange or other disposition of all or substantially all of the Company’s assets, or in any offer to purchase any of the Company’s securities, when determining whether the proposed transaction is in the Company’s best interests. These additional factors include, among others, (i) the social and economic effects of the transaction on the Company, its depositors, customers, creditors and employees, (ii) the business, financial condition and earnings prospects of the person or entity proposing the transaction, and (iii) the competence, experience and integrity of the proposing person or entity. This provision may allow the Board to reject a proposed transaction, even if the third party proposing the transaction has offered to pay the Company’s shareholders a premium over the prevailing market price of the Company’s common stock.

•	The Company has elected to be governed by the provisions of the Mississippi Control Share Act. This statute provides that if a shareholder of a Mississippi corporation acquires more than 20% of the corporation’s outstanding voting stock, the voting power of all shares above 20% owned by such shareholder is reduced to zero, unless the other shareholders (excluding certain shareholders) approve a resolution granting the shares the same voting rights as they had before the 20% threshold was exceeded. Because of the possibility that acquired shares of common stock may lose their voting rights, the Mississippi Control Share Act may discourage a third party from acquiring a substantial block of the Company’s outstanding common stock in an effort to obtain control of the Company.

•	The Company’s Bylaws provide that a shareholder may not call a special meeting of shareholders unless such shareholder owns at least 10% of the Company’s issued and outstanding stock. This requirement makes it more difficult for a third-party acquiror to call a shareholders’ meeting to vote on corporate matters.

All of the provisions in the Company’s Articles discussed above may not be altered, amended or repealed, nor may any new provision be added to the Company’s Articles allowing the circumvention of or action inconsistent with such provisions, except by the affirmative vote of shareholders holding at least 80% of the Company’s outstanding common stock.

The Board of Directors has also adopted a Shareholder Rights Agreement, which was approved by our shareholders in 1996. Under this agreement, the Board issued rights attached to each share of our common stock (the “Rights”) giving shareholders the right to purchase shares of Company common stock in the event of an unsolicited takeover attempt. Under the rights agreement, if a person becomes the beneficial owner of 25% or more of our outstanding common stock (an “Acquiring Person”), each holder of a Right (other than the Acquiring Person) may receive, upon exercise, shares of Company common stock having a value equal to $75.00 per share. The rights agreement also provides that if, after there is an Acquiring Person, (i) the Company enters into a merger or similar transaction where the Company is not the surviving corporation or where our common stock is exchanged for stock or assets of another person or (ii) 50% or more of the Company’s assets or earning power are sold, then each holder of a Right (other than the Acquiring Person) may receive, upon exercise, shares of the acquiring company’s common stock having a value equal to $75.00 per share. The Rights expire ten years from the date they were declared, and prior to their expiration or exercise, whichever is earlier, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right.

What is the vote required for this proposal?

In accordance with the Mississippi Business Corporation Act, Proposal No. 3 will be approved by the shareholders if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Shares represented by your properly signed and dated proxy card will be voted in accordance with your instructions on the card at the annual meeting. If your proxy card is signed but no instructions are given as to Proposal No. 3, the shares represented by your proxy will be voted at the annual meeting, and any adjournments or postponements thereof, “FOR” the proposal.

If Proposal No. 3 is approved by our shareholders, we will promptly file Articles of Amendment with the Mississippi Secretary of State to amend our Articles in accordance with the terms of Proposal No. 3. The amendment will become effective on the date the Articles of Amendment are accepted for filing by the Mississippi Secretary of State.

The Company’s Board of Directors unanimously recommends a vote “FOR” the approval of the amendment to the Company’s Articles described in Proposal No. 3.

PROPOSAL NO. 4—SHAREHOLDER PROPOSAL

Shareholder Proposal

Bazile R. Lanneau, Jr., 790 Hwy. 61 South, Natchez, Mississippi 39120, owner of 63,718 shares of Company stock, has submitted the following proposal for consideration at the annual meeting:

Adopt Simple Majority Vote—Eliminate Defensive Supermajority Requirement

RECOMMEND: Request that the Board take all steps necessary to adopt simple majority voting (majority of votes cast) for all matters submitted for shareholder approval (except where a larger vote is required by law), including the elimination of the 80% supermajority voting requirements contained in B&K’s Articles of Incorporation.

Background

Mississippi law merely requires the approval of a majority of shareholders to amend a company’s articles of incorporation. When B&K, the holding company for B&K Bank, was formed in the 1980s, shareholders approved supermajority provisions in its Articles to provide protection against unwanted takeovers, and to insure that a fair price would be received in the event of takeover. Today B&K is a publicly traded company with over 1,000 shareholders. B&K is a different company and these formerly protective measures are now detrimental to shareholder interests.

Supermajority Requirements Are Not Favored by Shareholder Advocates

•	“The funds support shareholders’ ability to approve or reject matters presented for a vote based on a simple majority. Accordingly, the funds will support proposals to remove supermajority requirements and oppose proposals to impose them.” Vanguard’s Proxy Voting Guidelines, http://flagship4.vanguard.com

•	“The shareholders’ right to vote is inviolate and should not be abridged… A majority vote of common shares outstanding should be sufficient to amend company bylaws or take other action requiring or receiving a shareholder vote. Supermajority votes should not be required.” The Council of Institutional Investors Corporate Governance Policies, http://www.cii.org

Supermajority Required to Amend Specific Articles

•	Articles 7 and 12 provide protective measures for the corporation from potential acquirers under certain circumstances. Shareholders should be able to eliminate these provisions if they believe it discourages legitimate offers.

•	Article 10 provides how directors are elected or removed. Shareholders may wish to make changes if a board is perceived to be unresponsive to shareholder interests.

•	Article 11 provides, among other things, that the Board shall consider factors other than price in evaluating the merits of a proposed sale or merger. This provision could allow a board to place excessive weight on remaining independent and avoiding an acquisition that would be in shareholders’ economic interests.

Supermajority Provisions are Difficult to Meet, Minority Can Block Majority

•	80% of all shares outstanding (not just 80% of shares represented at a meeting) must approve amendments to key Articles provisions

•	80% of shares are seldom represented at annual meetings of B&K

•	If 80% of shares are represented at an annual meeting, then 1% can block the will of 79%

Board Insulated from Shareholder Economic Interests

•	Two-thirds of the Board own in total less than 2.5% of shares

•	The entire Board owns less than 8%

•	Contrary to shareholder interests and rights management has publicly stated that the Board “…has no desire to eliminate B&K Bank in the community we serve.”

VOTE YES TO ADOPT SIMPLE MAJORITY VOTING—GIVE SHAREHOLDERS AN ADEQUATE VOICE!

Board of Directors’ Response

The Company’s Board of Directors unanimously recommends a vote “AGAINST” the shareholder proposal described in Proposal No. 4, for the following reasons:

The Board has a long-standing commitment to sound corporate governance practices for the benefit of the Company and its shareholders. After carefully considering the merits of the shareholder proposal, the Board believes that, for the reasons discussed below, the adoption of the proposal is ill-advised and not in the best interest of the Company or its shareholders. Therefore, the Board opposes the adoption of the shareholder proposal.

Nearly all of the proposals submitted to a vote of the Company’s shareholders, whether by management or by the shareholders, require no more than the approval of a majority of the shares represented at a meeting, whether in person or by proxy, to be adopted. For example, directors are elected by a plurality vote of the Company’s shareholders. As permitted under Mississippi law, however, the Company has included in its Articles requirements for an 80% supermajority vote for certain actions, and the shareholder proposal seeks to eliminate these requirements. An 80% supermajority vote is necessary to approve the following:

•	The removal of a director from the Board of Directors, with or without cause;

•	Certain business transactions, including, for example, any merger or sale of all of the Company’s assets involving the Company and a shareholder owning at least 10% of the Company’s outstanding common stock; and

•	The amendment or repeal of certain provisions of our Articles, including the two provisions mentioned above and also provisions relating to (i) the classification of the Board of Directors into three class of directors, (ii) the factors that the Board may consider when approving certain business transactions (such as a merger or a sale of all of the Company’s securities) and (iii) the Company’s election to be governed by the Mississippi Control Share Act.

Notwithstanding the claims to the contrary in the shareholder proposal, the Board believes that the supermajority vote provisions in the Company’s Articles continue to provide significant protection for our shareholders and to maximize the value of the Company for all shareholders. The supermajority vote provisions are intended to compel a person attempting to acquire control of the Company to negotiate with the Board of Directors. In this negotiation process, our Board will have the opportunity to solicit competing bids, bargain for fair and desirable transaction terms and obtain the highest sale price for the Company. Without these provisions, the holders of a majority of the shares represented at a meeting (which could be as few as 25.1% of our total outstanding shares) could approve a merger or similar transaction with a shareholder owning 10% or more of our common stock without the Board ever having the chance to negotiate with the potential acquiror for terms more favorable to shareholders. In the Board’s view, by compelling third parties to negotiate with the Board, these supermajority vote provisions protect our shareholders from the self-interested actions of one or a few large shareholders. Thus, these provisions promote the economic and other interests of shareholders and should not be eliminated.

The Board also notes that the Company is not unique in having these supermajority provisions. The governing documents of other public corporations, including bank holding companies like the Company, contain provisions similar to the supermajority provisions in the Company’s Articles.

Shareholders should also know that, while the supermajority provisions in our Articles enhance the Board’s ability to negotiate favorable terms with a person making an unsolicited takeover proposal, these provisions do not preclude unsolicited offers to acquire the Company. Furthermore, these supermajority requirements do not prevent changes to our corporate governance provisions. These provisions do, however, ensure that fundamental changes in the control or governance of the Company will occur only when a broad consensus of shareholders agrees that such action is prudent and necessary.

Finally, the Board of Directors takes issue with the proponent’s innuendo regarding the motivations behind the Board’s governance of the Company. In a number of instances in the proponent’s statement in support of his proposal, the proponent suggests that the Board of Directors is currently acting, or may in the future rely on the supermajority provisions to act, contrary to the interests of the Company’s shareholders. This assertion is patently false. The Board is completely dedicated to managing the affairs of the Company and the Bank in a way intended to maximize the interests, economic and otherwise, of the shareholders. Further, each director on the Board takes very seriously the fiduciary duties imposed under Mississippi law, which require that directors act in the best interests of the Company and its shareholders. Although some may disagree with the strategies the Board adopts in managing the Company, it is demonstrably incorrect to insinuate that the Board is acting contrary to shareholder interests.

What is the vote required for approval of the shareholder proposal?

In accordance with the Mississippi Business Corporation Act, Proposal No. 4 will be approved by the shareholders if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Shares represented by your properly signed and dated proxy card will be voted in accordance with your instructions on the card at the annual meeting. If your proxy card is signed but no instructions are given as to any proposal, the shares represented by your proxy will be voted at the annual meeting, and any adjournments or postponements thereof, “AGAINST” the proposal.

Please note that the approval of the shareholder proposal would not in itself eliminate the Company’s supermajority vote provisions. To eliminate such provisions would require further action to amend our Articles, and the necessary amendments would require approval of at least 80% of our outstanding shares. In addition, under the Mississippi Business Corporation Act to which the Company is subject, amendments to our Articles also must be approved by the Board of Directors prior to submission of the amendment to shareholders. While the Board would consider such amendments if the shareholder proposal is approved, it would do so consistent with its fiduciary duty to act in a manner it believes to be in the best interests of the Company and its shareholders.

The Company’s Board of Directors unanimously recommends a vote “AGAINST” the shareholder proposal described in Proposal No. 4.

PROPOSAL NO. 5—ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES

What are the Board’s reasons for this proposal?

If at the annual meeting the number of shares of our common stock voting to elect the nominees listed in Proposal No. 1 above or the nominee listed in Proposal No. 2 above is insufficient to elect all of such nominees or if the number of shares of our common stock voting for the approval of the amendment to the Company’s Articles to eliminate cumulative voting in the election of directors described in Proposal No. 3 above is insufficient to approve such proposal, we intend to move to adjourn the annual meeting for the purpose of soliciting additional proxies in favor of these proposals. In addition, if the number of shares of our common stock voting against the shareholder proposal described in Proposal No. 4 above is insufficient to defeat the adoption of such proposal, the Board may move to adjourn the annual meeting to solicit additional proxies against Proposal No. 4. If the Board determines that it is necessary to adjourn the meeting, we will ask shareholders to vote only on the adjournment proposal.

Under Mississippi law, if the meeting is adjourned to another time or place, no new notice need be delivered to our shareholders if such time or place is announced at the annual meeting prior to adjournment. In addition, in accordance with our Bylaws, only those shareholders entitled to vote at the annual meeting shall be entitled to vote at any adjourned meeting.

What is the vote required for approval of Proposal No. 5?

In accordance with the Mississippi Business Corporation Act, Proposal No. 5 will be approved by the shareholders if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Shares represented by your properly signed and dated proxy card will be voted in accordance with your instructions on the card at the annual meeting. If your proxy card is signed but no instructions are given as to any proposal, the shares represented by your proxy will be voted at the annual meeting, and any adjournments or postponements thereof, “FOR” the proposal.

The Company’s Board of Directors unanimously recommends a vote “FOR” the adjournment of the annual meeting, if necessary, for the purpose of soliciting additional proxies,

as described in Proposal No. 5.

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

At the annual meeting each year, the Board of Directors submits to shareholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the shareholders for action at the annual meeting. Our shareholders may also submit proposals for inclusion in the proxy material. Proposals of shareholders intended to be presented at the 2007 Annual Meeting of Shareholders and included in the proxy materials pursuant to Rule 14a-8 of the Exchange Act must be received by W. Page Ogden, President, at 500 Main Street, Natchez, Mississippi 39120, no later than November 17, 2006, in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting. Proposals submitted outside the processes of Rule 14a-8 of the Exchange Act intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company at the above address no later than December 15, 2006.

OTHER MATTERS

Neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in this proxy statement. We are aware, however, that a shareholder may nominate his own candidate for election as a Class I or a Class III director at the annual meeting. Even if this nomination is properly submitted at the meeting, or any adjournment thereof, the Board of Directors will recommend to the shareholders in attendance at the annual meeting to vote for the candidates that the Board of Directors has nominated for election as Class I directors or Class III director, as applicable, rather than the shareholder’s nominee. Also, the proxy holders intend to use their discretionary authority to vote for the Board’s candidates for election as Class I directors, as discussed in Proposal No. 1 above, and the Board’s candidate for election as a Class III director, as discussed in Proposal No. 2 above. At this time, the Board and management of the Company have no knowledge that this same shareholder intends to file solicitation materials with the Securities and Exchange Commission and solicit proxies with respect to the election of his nominee as a Class I or Class III director, as applicable. Should that occur, however, the Company may send or deliver additional proxy materials to shareholders.

Except as discussed above, we are not aware of any other matters to be brought before the annual meeting. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed proxy form will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

The annual report to shareholders accompanies this proxy statement. However, the annual report to shareholders does not form any part of the material for the solicitation of proxies.

Upon the written request of any record holder or beneficial owner of shares entitled to vote at the annual meeting, we will provide without charge a copy of the Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission. Requests should be mailed to Ms. Cliffie S. Anderson, Corporate Secretary, Britton & Koontz Capital Corporation, 500 Main Street, Natchez, Mississippi 39120.

By Order of the Board of Directors

W. Page Ogden

President and Chief Executive Officer

Appendix A

Britton & Koontz Capital Corporation

Compensation Committee Charter

As of August 16, 2005

COMPENSATION COMMITTEE

BOARD OF DIRECTORS

BRITTON & KOONTZ CAPITAL CORPORATION

CHARTER

The Compensation Committee (the “Committee”) is appointed by the Board of Directors of Britton & Koontz Capital Corporation (the “Board”) (the “Company”) to review and approve the Company’s compensation and benefit programs, to ensure the competitiveness of such compensation and benefit programs, and to advise the Board concerning the development and succession of key executives.

1. Membership:

The Committee shall consist of no fewer than three directors, each of whom shall:

a. Meet the definition of an “independent director,” as set forth in Rule 4200 of the Nasdaq Stock Market, Inc. (“Nasdaq”) Marketplace Rules;

b. Be a “non-employee director,” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended; and

c. Qualify as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Board shall annually appoint the members of the Committee and the Chairman of the Committee. The Board may replace or remove one or more of the members of the Committee and shall fill any vacancies on the Committee.

2. Meetings and Procedure:

The Committee shall meet as often as it determines necessary or appropriate, but not less frequently than twice each fiscal year. The Committee may request any director, officer or employee of the Company or any other person whose advice and counsel is sought by the Committee to attend any meeting. The Committee may form and delegate authority to such subcommittees as it deems appropriate. The Committee may engage and obtain advice from such external accountants, attorneys, consultants or other experts as it deems necessary or appropriate.

The Chairman of the Committee shall report to the Board the deliberations, actions and recommendations of the Committee.

Except as may be expressly provided in this Charter or the Bylaws of the Company or as required by law, regulation or Nasdaq listing standards or other requirements, the Committee shall establish its own rules of procedure.

3. Authority and Responsibility:

The Committee shall exercise the authority and execute the responsibilities set forth below:

a. Review annually and approve the Company’s compensation strategy, including the review and approval of any corporate goals and objectives relevant to such strategy.

b. Annually determine the individual elements of the total compensation payable to the Chief Executive Officer of the Company (the “CEO”); the Committee may further enter into an employment, severance, change of control or similar agreement with the CEO and determine the terms thereof.

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c. Annually determine the individual elements of the compensation payable to the officers of the Company and its subsidiaries who (i) have the rank of Executive Vice President or higher, and (ii) report directly to the Chief Executive Officer of the Company (the “Senior Officers”).

d. Review and approve any employment, severance, change of control or similar agreement or arrangement with a Senior Officer and review and approve any such agreement or arrangement for the benefit of any other employee of the Company and its affiliates to the extent that such agreement or arrangement includes terms and conditions that are not consistent with ordinary limits.

e. Approve all special perquisites, cash payments or other extraordinary compensation or benefit arrangements for the CEO or the Senior Officers.

f. Prepare the executive compensation report required by the regulations of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

g. Review the compensation of the CEO and affected Senior Officers for compliance with Section 16 of the Securities Exchange Act of 1934, as amended, and Sections 162(m) and 2800 of the Internal Revenue Code of 1986, as amended.

h. Make and approve all employee grants and awards made under the Company’s equity- based compensation plans to the CEO and Senior Officers and make and/or approve such grants or awards made to other officers and employees of the Company and its affiliates.

i. In consultation with the CEO or such Senior Officers as he may designate, review and approve all employee bonus awards made under any short-term incentive program adopted and maintained by the Company, from time to time, including the establishment of such goals and objectives as may be required thereunder, other than bonus awards made to the CEO and Senior Officers, which shall be determined as set forth above.

j. Amend the provisions of the Company’s equity compensation plans, to the extent authorized by the Board; make recommendations to the Board with respect to such plans; and approve for submission to the shareholders of the Company any such plan or amendment thereto that requires shareholder approval.

k. Recommend management development and succession plans for the CEO and Senior Officers of the Company.

l. Exercise such power and authority as may be ancillary to the execution authority and responsibilities set forth above and have such further power and authority as may be described in the Bylaws of the Company or otherwise delegated to it, from time to time, by the Board.

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Appendix B

Britton & Koontz Capital Corporation

Nominating Committee Charter

As of July 26, 2005

Britton & Koontz Capital Corporation

Nominating Committee Charter

Organization

The Board of Directors of Britton & Koontz Capital Corporation (the “Company”) shall designate annually a Nominating Committee (the “Committee”) comprised of three or more directors. Members of the Committee may be removed at any time by the Board of Directors in its sole discretion. Each member of the Committee shall be an “independent director” as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules, as amended from time to time, and shall also comply with and satisfy all other applicable laws, rules, regulations and requirements. The Committee shall report regularly to the Board of Directors.

The Committee shall elect a Chairman of the Committee annually. The Chairman shall determine the agenda and length of meetings and shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.

Purpose

The purpose of the Committee is to identify individuals qualified to serve on the Board of Directors and to recommend that the Board of Directors select director nominees to be considered for election at the Company’s next annual meeting of shareholders or to be appointed by the Board of Directors to fill an existing or newly created vacancy on the Board of Directors.

Meetings

The Committee shall meet as often as it deems necessary or appropriate to carry out its responsibilities, but in no event less than twice per year, and may, in its sole discretion, form and delegate authority to subcommittees (comprised only of Committee members) in furtherance of such responsibilities. The Chairman of the Committee, the Chairman of the Board or the President of the Company shall call meetings of the Committee. All such meetings shall be held pursuant to the By-Laws of the Company with regard to quorum, notice and waiver thereof and at any time, place and manner, including telephonically, permitted by the Company’s By-Laws. Written minutes of each such meeting shall be duly filed in the Company’s records and minutes of the Committee’s most recent meeting shall be distributed prior to a Committee meeting to each member of the Committee for such member’s review. Members of the Committee are expected to make all reasonable efforts to attend each meeting.

Powers and Responsibilities

The Committee shall:

(1) Establish criteria and qualifications for Board membership, including standards for assessing independence (the “Board Membership Criteria”). These criteria and qualifications include, among other things:

a. The independence of the candidate under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, and under Rule 4200(a)(15) of the NASDAQ Marketplace Rules;

b. Significant business experience in banking, or in marketing, finance, legal, accounting or other professional disciplines;

c. Familiarity with and participation in the local community;

d. Prominence and a highly-respected reputation in their profession;

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e. A reputation for honest and ethical conduct, personal integrity and independent judgment;

f. The ability to represent the interests of the shareholders of the Company; and

g. Availability to devote time to Board of Directors activities and to enhance their knowledge of the Company’s industry.

(2) Actively seek to identify individuals to serve on the Board of Directors who satisfy the Board Membership Criteria. The Committee shall also consider written proposals for director nominees received from Company shareholders.

(3) Assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board.

(4) Recommend to the Board of Directors the nominees for election as directors at the Company’s next Annual Meeting of Shareholders or for appointment by the Board to fill an existing or newly created vacancy on the Board of Directors.

(5) Identify qualified members of the Board of Directors to serve on each board committee and to serve as chairman thereof and recommend each such member and chairman to the Board of Directors. In addition, the Committee may designate a member of the Committee to attend the meetings of any other Board committee ex officio with the concurrence of the chairman of such other committee.

Additional Powers and Responsibilities

The Committee shall have the authority to take any and all appropriate actions necessary to discharge its responsibilities. In particular, the Committee shall have (i) the authority to engage and obtain advice and assistance from advisors, including independent or outside legal counsel, accountants or auditors, (ii) sole authority to retain and/or terminate any search firm, including those used to identify individuals qualified to serve on the Board of Directors, and (iii) the sole authority to approve the fees and other retention terms of any such engagement, the exercise of each of the foregoing powers as the Committee determines in its sole discretion is necessary or appropriate to carry out its duties. The Company in accordance with its normal business practices shall pay all fees and costs of such advisors promptly. The Committee shall have unrestricted access to Company personnel and documents and to the Company’s legal counsel, accountants and internal and external auditors.

The Committee shall, on an annual basis, review and reassess the adequacy of this Charter and conduct an evaluation of the Committee’s own performance during such past year. The results of this evaluation shall be reported to the Board of Directors.

The Committee shall perform such other activities as the Committee or the Board of Directors may from time to time deem necessary or appropriate.

B-3

Appendix C

ARTICLES OF AMENDMENT

TO

RESTATED ARTICLES OF ASSOCIATION

OF

BRITTON & KOONTZ CAPITAL CORPORATION

Pursuant to the provisions of Section 79-4-10.06 of the Mississippi Business Corporation Act, Britton & Koontz Capital Corporation adopts the following Articles of Amendment to its Restated Articles of Association:

ONE: The name of the corporation is Britton & Koontz Capital Corporation.

TWO: The following amendment of the Restated Articles of Association was approved by the shareholders of the corporation on April 25, 2006 in the manner required by the Mississippi Business Corporation Act and by the Restated Articles of Association:

RESOLVED, that the Restated Articles of Association of Britton & Koontz Capital Corporation are hereby amended by adding an Article Thirteenth, which shall read as follows:

“THIRTEENTH: Holders of the Corporation’s capital stock shall not be entitled to cumulate their votes in the election of directors of the Corporation.”

THREE: The number of shares of stock of Britton & Koontz Capital Corporation outstanding at the time of adoption of the foregoing amendment was two million one hundred seventeen thousand eighty-six (2,117,086) shares of common stock, all of one class, and the number of shares entitled to vote on such amendment was two million one hundred seventeen thousand eighty-six (2,117,086) shares.

FOUR: The number of shares voting for the amendment to eliminate cumulative voting in the election of directors of the corporation was                     , the number of shares voting against such amendment was                     , and the number of shares abstaining from the vote on such amendment was                     .

Executed by the undersigned President and Chief Executive Officer of Britton & Koontz Capital Corporation, on this      day of April, 2006, at Natchez, Mississippi.

BRITTON & KOONTZ CAPITAL CORPORATION

By:
Name:	W. Page Ogden
Title:	President and Chief Executive Officer

PROXY	PROXY

BRITTON & KOONTZ CAPITAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2006

The undersigned hereby appoints W. J. Feltus III, C. H. Kaiser, Jr. and A. Duncan McFarlane, or any one of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side, all shares of Common Stock of Britton & Koontz Capital Corporation held of record by the undersigned on March 14, 2006, at the annual meeting of shareholders to be held on April 25, 2006, or any adjournment(s) or postponements thereof (the “Annual Meeting”). This proxy confers on the proxy holders full discretion and authority to vote cumulatively and allocate votes among any or all of the nominees of the Board in such manner as they may determine, to the extent this proxy does not withhold authority to vote for the election of directors or for any particular nominee or provide specific instructions regarding the allocation of votes.

I acknowledge receipt of the accompanying Notice of Annual Meeting and Proxy Statement.

(Continued and to be signed on reverse side)

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here: ■

(1) PROPOSAL NO. 1 – TO ELECT TWO CLASS I DIRECTORS

☐	FOR ALL NOMINEES:

Bethany L. Overton

Robert R. Punches

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

o    Bethany L. Overton

o    Robert R. Punches

(2) PROPOSAL NO. 2 – TO ELECT ONE CLASS III DIRECTOR

☐	FOR THE NOMINEE:

A.J. Ferguson

☐	WITHHOLD AUTHORITY FOR A.J. FERGUSON

INSTRUCTION: To withhold authority to vote for any individual nominee in Proposal No. 1, mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

If you desire to cumulate your votes in Proposal No. 1, please do so in the blanks following each name (since there is only one Class III director to be elected, cumulative voting for such director is the same as non-cumulative voting). This proxy confers on the proxy holders full discretion and authority to vote cumulatively and allocate votes among any or all of the nominees of the Board in such manner as they may determine, to the extent this proxy does not withhold authority to vote for the election of directors or for any particular nominee or provide specific instructions regarding the allocation of votes. Cumulative voting is described in the section of the proxy statement entitled “Voting Procedures.”

(3) PROPOSAL NO. 3 – AMENDMENT OF THE COMPANY’S RESTATED ARTICLES OF ASSOCIATION TO ELIMINATE CUMULATIVE VOTING RIGHTS IN THE ELECTION OF DIRECTORS

☐	FOR

☐	AGAINST

☐	ABSTAIN

(4) PROPOSAL NO. 4 – SHAREHOLDER PROPOSAL (IF PROPERLY PRESENTED)

☐	FOR

☐	AGAINST

☐	ABSTAIN

(5) PROPOSAL NO. 5 – TO ADJOURN THE ANNUAL MEETING, IF NECESSARY, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES

☐	FOR

☐	AGAINST

☐	ABSTAIN

(6) IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The Board of Directors recommends that you vote “FOR” the nominees listed in Proposal No. 1,

“FOR” the nominee listed in Proposal No. 2, “FOR” Proposal No. 3 and “FOR” Proposal No. 5.

The Board of Directors recommends that you vote “AGAINST” Proposal No. 4.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no specific directions are given, your shares will be voted FOR some or all of the nominees listed at left (refer to the instructions below Proposal No. 2), FOR Proposal No. 3, AGAINST Proposal No. 4 and FOR Proposal No. 5. The proxy holders designated on the reverse side will vote in their discretion on any other matter that may properly come before the Annual Meeting.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

_______________________________	Date:
Signature of Shareholder
_______________________________	Date:
Signature of Shareholder

NOTE: Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in the full corporation name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person(s).